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                                                                Exhibit No. 99.1

 Workstream Inc.'s Performance Management Solution Helps Organizations Measure
                                  Performance

       The Carlyle Group selects Workstream's Performance Management Suite

Ottawa, CANADA, November 6, 2003 - Workstream Inc. (NASDAQ - WSTM), a leading provider of hosted Human Resource (HR) enterprise software and professional services to the Fortune 2000, announced that The Carlyle Group, one of the world's largest private equity firms, has selected Workstream's Performance Advantage Suite, to automate and enhance its performance management process.

Workstream's performance management solution, Performance Advantage, allows organizations to align the competencies and goals of each employee with the strategic objectives of the organization, thereby creating more accountability for individual and organizational results.

Several additional clients have also contracted with Workstream for multi-year software agreements including a number of key clients that have renewed their annual service contract to use its Performance Advantage Suite, clients include:

         o a large global management consulting, technology services and outsourcing company;

         o        a leading global investment and advisory firm; and

         o        a large broadband communications company.

"Employees are assessed and appraised based on the progress they are making towards developing the competencies and results required for the organization to be successful", stated Michael Mullarkey, Chairman and CEO of Workstream. "For an organization to execute its key strategic objectives, it must have the right people with the right capabilities in the appropriate job roles. Performance Advantage helps organizations make that assessment and align the organization to drive results."

About  Workstream Inc.
Workstream Inc.  (NASDAQ:  WSTM) is a leading  provider of hosted Human Resource
(HR) enterprise software and professional services to the Fortune 2000. Workstream's products streamline the attraction, recruitment and retention of employees for corporations. Workstream has been named to the Deloitte & Touche Fast 50 list of the fastest growing software companies. Through its 12 offices and 170 dedicated human resource professionals across North America, Workstream services customers such as Eli Lilly, Nordstrom, Nike, Home Depot, Samsung, KPMG and Sony Music. For more information visit http:www.workstreaminc.com or call toll free 1-866-470-WORK.

Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations or beliefs of Workstream's management and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: inability to grow our client base and revenue because of the number of competitors and the variety of sources of competition we face; client attrition; inability to offer services that are superior and cost effective when compared to the services being offered by our competitors; inability to further identify, develop and achieve success for new products, services and technologies; increased competition and its effect on pricing, spending, third-party relationships and revenues; as well as the inability to enter into successful strategic relationships and other risks detailed from time to time in filings with the Securities and Exchange Commission.


For more information contact:


Investor Relations:
Tammie Brown
Workstream Inc.
Tel:  877-327-8483 ext. 263
Email:  tammie.brown@workstreaminc.com
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Press Relations Contact:
Jennifer Halpern
Adam Friedman Associates
Tel: 212-981-2529 ext. 12
Email:  Jennifer@adam-friedman.com
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